Exhibit (a)(1)(F)

        NOTICE OF GUARANTEED DELIVERY
VOLUNTARY PUBLIC TAKEOVER OFFER
by
GRAND CHIP INVESTMENT GMBH
for
All No-Par Value Registered Shares,
Including those Represented by American Depositary Shares,
of
AIXTRON SE
at the price of
EUR 6.00
per share, in cash,
Pursuant to the Offer Document published on July 29, 2016

Acceptance Period: July 29, 2016 to October 7, 2016

The Acceptance Period (as defined in the Offer Document) commenced on July 29, 2016 and expires on October 7, 2016 at 24:00 hrs local time Frankfurt am Main, Federal Republic of Germany/6:00 p.m. local time New York, United States, unless the Acceptance Period is extended. The Takeover Offer is subject to the offer conditions described in Section 4.2 of the Offer Document. If such offer conditions (other than the regulatory offer conditions set forth in Section 4.2.2 of the Offer Document) are satisfied or, if permissible, waived at the expiration of the Acceptance Period, there will be a two-week Additional Acceptance Period (as defined in the Offer Document). If the offer conditions are not satisfied by the applicable dates set forth in the Offer Document, or, if permissible, have not been validly waived in accordance with the Offer Document, the Takeover Offer will lapse.

Holders of AIXTRON Shares and AIXTRON ADSs (each as defined below) have the right to withdraw their acceptances of the Takeover Offer during the Acceptance Period (as defined in the Offer Document), including any extension thereof. See Section 15 of the Offer Document for a description of withdrawal rights that may apply following expiration of the Acceptance Period.

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (i) if American Depositary Shares ("AIXTRON ADSs") representing no-par value registered shares in AIXTRON SE ("AIXTRON Shares") are not immediately available, (ii) if the procedure for book-entry transfer cannot be completed on a timely basis, or (iii) if time will not permit all required documents to reach the ADS Tender Agent (as defined below) prior to the expiration of the Acceptance Period or the Additional Acceptance Period, as applicable. This Notice of Guaranteed Delivery may be transmitted by facsimile transmission, delivered by overnight courier, or mailed to the ADS Tender Agent at the applicable address set forth below and must include a guarantee by an Eligible Institution (as defined in the Offer Document) in the form set forth herein. See Section 11.2.2(iv) of the Offer Document.

The ADS Tender Agent for the Takeover Offer is:

The Bank of New York Mellon

By registered, certified or express mail:	By overnight courier:
The Bank of New York Mellon	The Bank of New York Mellon
Voluntary Corporate Actions - Suite V	Voluntary Corporate Actions - Suite V
P.O. Box 43031	250 Royall Street
Providence, Rhode Island 02940-3031	Canton, Massachusetts 02021
United States of America	United States of America

Facsimile: (617) 360-6810; For Confirmation of Receipt of Facsimile Only - Telephone Number: (781) 575-2332

        Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above will not constitute a valid delivery.

        This Notice of Guaranteed Delivery to the ADS Tender Agent is not to be used to guarantee signatures. If a signature on an ADS Letter of Transmittal (as defined below) is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantees must appear in the applicable space provided in the signature box on the ADS Letter of Transmittal.

        The Eligible Institution that completes this Notice of Guaranteed Delivery must within the time period shown herein communicate the guarantee to the ADS Tender Agent and must deliver the American Depositary Receipts ("ADRs"), if applicable, evidencing AIXTRON ADSs to the ADS Tender Agent or a book-entry confirmation that the AIXTRON ADSs have been transferred to the designated account at The Depository Trust Company ("DTC"), in either case together with the ADS Letter of Transmittal or, in the case of a book-entry delivery, an Agent's Message (as defined in the Offer Document). Failure to do so could result in a financial loss to such Eligible Institution. The guarantee below must be completed.

        Grand Chip Investment GmbH intends to enforce all rights it may have under applicable law against any Eligible Institution that completes this Notice of Guaranteed Delivery and fails to deliver AIXTRON ADSs by the deadline specified in the guarantee below.

        You may request assistance or additional copies of the Offer Document, the ADS Letter of Transmittal and this Notice of Guaranteed Delivery from the U.S. Information Agent at:

D.F. King & Co., Inc.
48 Wall Street
New York, NY 10005, United States
Email: AIXG@dfking.com
Telephone: +1 (877) 478-5043 (toll-free in the United States)

Ladies and Gentlemen:

        The undersigned hereby tenders to the ADS Tender Agent, upon the terms and subject to the conditions set forth in the Offer Document and the ADS Letter of Transmittal (the "ADS Letter of Transmittal"), the receipt of (or access to which) is hereby acknowledged, the aggregate number of AIXTRON ADSs indicated below pursuant to the guaranteed delivery procedures set forth in Section 11.2.2(iv) of the Offer Document.

        All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

BOX 1

NOTICE OF GUARANTEED DELIVERY
ú Check if a registered holder of the ADSs being tendered and provide the following information:

Name(s) of Record Holder(s)*:

Number of ADSs Tendered**:

ADR Certificate No(s). (if available or applicable):

Address(es) (including zip code):

Area Code and Telephone Number(s):

Signature(s):

Dated: , 2016

úCheck if the ADSs that will be tendered are held through DTC and provide the following information:

Name of Tendering Institution:

Area Code and Telephone Number:

DTC Participant No.:

Transaction Code No.:

Signature(s):

Dated: , 2016

*
Please print or type the name and address of registered holders of (i) ADRs exactly as they appear on the ADRs or (ii) uncertificated ADSs on the books of The Bank of New York Mellon exactly as they appear on the books of The Bank of New York Mellon.
**
Unless otherwise indicated, and subject to the terms and conditions of the Takeover Offer, a holder will be deemed to have tendered all ADSs owned by such holder.

BOX 2

SIGNATURE BY TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT, OFFICER OR OTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY

The signatures on this Notice of Guaranteed Delivery must correspond to the exact name(s) of the registered holder(s) of (i) ADRs as such name(s) appears on the ADRs or (ii) uncertificated ADSs on the books of The Bank of New York Mellon exactly as such name(s) appear on the books of The Bank of New York Mellon.
If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following:

Name(s) (please type or print):

Capacity (please type or print):

Address(es) (please type or print):

Signatures:

Dated: , 2016

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

GUARANTEE

BOX 3

GUARANTEE
(Not to be used for signature guarantee for an ADS Letter of Transmittal.)

The undersigned, a member firm in good standing of a national securities exchange registered with the Securities and Exchange Commission or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States (each, an "Eligible Institution"), hereby guarantees to deliver within three (3) Nasdaq Global Select Market ("Nasdaq") trading days after the date of execution of the Notice of Guaranteed Delivery (but in any event no later than three (3) Nasdaq trading days following the expiration of the Acceptance Period) to the ADS Tender Agent (i) in the case of a registered holder of the ADSs, the ADRs for all physically tendered ADSs in proper form for transfer, if applicable, with a properly completed and duly executed ADS Letter of Transmittal and any required signature guarantees and any other documents required by the ADS Letter of Transmittal or (ii) in the case of the ADSs held through a broker or other securities intermediary, a book-entry confirmation of tender of such ADSs through the DTC system, including delivery to the ADS Tender Agent of the Agent's Message instead of an ADS Letter of Transmittal.

Name of Firm:

Address (with zip code):

Area Code and Telephone No:

Authorized Signatures:

Name (Please type or print):

Title:

Dated: , 2016

Do not send ADRs with this Notice of Guaranteed Delivery. ADRs should be sent with your ADS Letter of Transmittal.

This Notice of Guaranteed Delivery should not be used to guarantee signatures for an ADS Letter of Transmittal. If a signature on an ADS Letter of Transmittal must be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided in the ADS Letter of Transmittal.